EXHIBIT 4(s)


THIS SECURITY HAS BEEN ACQUIRED IN A TRANSACTION NOT INVOLVING ANY PUBLIC OFFERING AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED EXCEPT IN COMPLIANCE WITH THE ACT.

                         PICO PRODUCTS, INC.

                   ______________________________

                      STOCK PURCHASE WARRANT
                        SUBJECT TO CALL
                   ______________________________

Right to Purchase                                    Certificate No. 1
39,382 shares of Common Stock           Dated as of September 12, 1997


          1. GRANT. For consideration of $3.00 and other value received, PICO PRODUCTS, INC., a New York corporation (the "Company"), hereby grants to ALLIED CAPITAL CORPORATION or its registered assigns (the "Holder"), at the exercise price set forth in Section 3 below, the right to purchase up to 39,382 shares (the "Warrant Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock"). The number of Warrant Shares to be received upon the exercise of this Warrant is subject to adjustment from time to time as hereinafter set forth.

          2. EXERCISE PERIOD. The right to exercise this Warrant, in whole or in part, shall commence as of the date hereof, and shall expire on that date (the "Expiration Date") which is the later of: (i) three years from the date on which all Obligations with respect to the Debentures are satisfied in full; or (ii) six years from the date hereof.

          3. EXERCISE PRICE. (a) The per share exercise price (the "Exercise Price") of this Warrant shall be equal to the average closing price for the 90 calendar days preceding the date which is 120 calendar days following the date of filing with the Securities and Exchange Commission of the Company's Form 10-K for the fiscal year ended July 31, 1997 (the "Pricing Date"). In the event there is no closing price on any day during such 90 day period, then the average of the most recent bid and asked price shall be used as the price for such day for purposes of calculating the Exercise Price.

          (b) In the event that any or a portion of this Warrant is exercised prior to the Pricing Date, the per share exercise price of this Warrant will be equal to the average closing price (or average of the most recent bid and asked price in the event there is no closing price on any such day) for the 90 calendar days preceding the actual date of exercise (the "Preliminary

Exercise Price"), subject to adjustment based on the actual Exercise Price on the Pricing Date as determined in accordance with Section 3(a) hereof; provided that at the time of such determination, the Common Stock is traded in the over-the-counter market or on a national or regional securities exchange.

          4. ANTI-DILUTION ADJUSTMENTS. The number of Warrant Shares to be received by the Holder upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

        (a) If the Company shall issue, or be deemed to have issued (pursuant to subsection (3) of Section 4(b)), any shares of Common Stock, (other than "Excluded Stock" as defined below) for a consideration (determined in the manner provided in subsections (1), (2) and (3) of Section 4(b)) per share less than the Exercise Price, the Exercise Price to be in effect following such issuance shall be adjusted to a price (calculated to the nearest cent) determined by dividing:

               (I) an amount equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issue (including as outstanding all shares of Common Stock issuable upon exercise of the Warrants) multiplied by the then existing Exercise Price, and
          (y) the consideration, if any, received by the Company upon such issue; by

             (II) the total number of shares of Common Stock outstanding immediately after such issue (including as outstanding all shares of Common Stock issuable upon exercise of the Warrants).

        No adjustment of the Exercise Price however shall be made in an amount less than $.001 per share, and any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $.001 per share or more.

          (b) For the purposes of Section 4(a), the following provisions shall be applicable:

               (1) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor without deducting any discounts, commissions or expenses paid or incurred by the Company in connection with the issuance and sale thereof.

               (2) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors; provided, however, that if, at the time of such determination, the Common Stock is traded in the over-the-counter market or on a national or regional securities exchange, such fair market value as determined by the Board of

Directors shall be the "fair market value" (as defined in Section 9(b) below) of the shares of Common Stock being issued.

               (3) In the case of the issuance of (i) options to purchase or rights to subscribe for Common Stock (other than Excluded Stock), (ii) securities by their terms convertible into or exchangeable for Common Stock (other than Excluded Stock), or (iii) options to purchase or rights to subscribe for securities by their terms convertible into or exchangeable for Common Stock (other than Excluded Stock):

                    (A) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for consideration equal to the aggregate consideration (determined in the manner provided in subsections (1) and (2) of this Section 4(b)), if any, received (or to be received) by the Company upon the issuance of such options or rights and upon exercise thereof for the Common Stock covered thereby;

                    (B) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for consideration equal to the aggregate consideration received (or to be received) by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), and upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections (1) and (2) of this Section 4(b)); and

                    (C) on any change in the number of shares of Common Stock deliverable upon exercise of any such options or rights or conversion of or exchange for such convertible or exchangeable securities, or on any change in the minimum purchase price of such options, rights or securities (other than a change resulting from the anti-dilution provisions, if any, of such options, rights or securities, unless the event giving rise to such adjustment does not also give rise to an adjustment in the Exercise Price pursuant to the terms of this Section 4), then the Exercise Price shall forthwith be readjusted to such Exercise Price as would have been obtained had the adjustment made upon (x) the issuance of such options, rights or securities not exercised, converted or exchanged prior to such change, as the case may be, been made upon the basis of such change or (y) the options or rights related to such securities not converted or exchanged prior to such change, as the case may be, been made upon the basis of such change.

          (c)  "Excluded Stock" shall mean:

               (1) all shares of Common Stock issued and outstanding on the effective date hereof;

               (2) all shares of Common Stock into which securities issued and outstanding on the date hereof are convertible (including shares issuable to each of City National Bank, Shipley Raidy Capital Partners, LP and The Sinkler Corporation, in each case pursuant to warrants issued either prior to or on the date hereof);

               (3) subject to adjustment pursuant to stock splits, stock dividends and the like, up to 780,750 shares of Common Stock or other securities issued to employees of the Company under any agreement, arrangement or plan, including any stock incentive plan, which is or may be approved by the Board of Directors and the stockholders of the Company; and

               (4) all shares of Common Stock distributed as to holders of the Company's Series B Redeemable Preferred Stock as payment in kind of dividends, as permitted by the terms thereof.

          (d) If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, on the date such payment is made or such change is effective, the Exercise Price in effect immediately prior to such event shall be proportionately decreased, and the number of Warrant Shares shall be proportionately increased.

          (e) If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, on the effective date of such combination, the Exercise Price in effect immediately prior to such event shall be proportionately increased, and the number of Warrant Shares shall be proportionately decreased.

          (f) In case, at any time after the date hereof, of any capital reorganization, or any reclassification of the Common Stock of the Company (other than a change in par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or of the consolidation or merger of the Company with or into another person, or of the sale or other disposition of all or substantially all the properties and assets of the Company as an entirety to any other person, the Holder shall, after such reorganization, reclassification, consolidation, merger, sale or other disposition, receive upon exercise of the Warrant, the kind and number of shares of stock, or other securities or property or cash of the Company or of the entity resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed, to which a holder of the number of shares of Common Stock deliverable upon exercise of this Warrant would have been entitled on such reorganization, reclassification, consolidation, merger, sale or other disposition had this Warrant been exercised immediately prior to such event. The provisions of this Section 4(f) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

          (g) Upon any adjustment of the Exercise Price, then and in each such case the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the holder of this Warrant at the last registered address of such holder as shown on the books of the

Company, which notice shall state the facts leading to, and the Exercise Price resulting from, such adjustment.

          5.   PRIOR NOTICE AS TO CERTAIN EVENTS.  If at any time:

               (a) the Company shall pay any dividend payable in stock upon its Common Stock or make any distribution (other than cash dividends) to the holders of its Common Stock;

               (b) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other rights;

               (c) there shall be any reorganization or reclassification of the capital stock of the Company, or a consolidation or merger of the Company with, or a sale of all or substantially all its assets to, another entity; or

               (d) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

          then, in each such case, the Company shall give prior written notice, by first class mail, postage prepaid, addressed to the Holder at its address shown on the books of the Company, of the date on which (i) the books of the Company shall close or a record shall be taken for such stock dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given at least 10 days prior to the action in question.

          6. RESERVATION OF COMMON STOCK. The Company shall, at all times, reserve and keep available for issuance and delivery upon the exercise of this Warrant such number of its authorized but unissued shares of Common Stock or other securities of the Company as will be sufficient to permit the exercise in full of this Warrant. Upon such issuance, all such shares will be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights.

          7. NO VOTING RIGHTS; LIMITATIONS OF LIABILITY. Prior to exercise, this Warrant will not entitle the Holder to any voting rights or other rights as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative action by the Holder to exercise this Warrant, and no enumeration in this Warrant of the rights or privileges of the Holder, will give rise to any liability of such Holder for the Exercise Price.

          8. EXERCISE PROCEDURE. (a) This Warrant may be exercised prior to the Expiration Date, by presenting it and tendering the Exercise Price, at the option of the Holder (i) in legal tender, or (ii) by bank cashier's or certified check, at the principal office of the Company along with written subscription substantially in the form of Exhibit "A" attached hereto. The date on which this Warrant is thus surrendered, accompanied by tender or payment as hereinbefore or hereinafter provided, is referred to herein as the "Exercise Date." The Company shall forthwith at its sole expense (including the payment of issue taxes), issue and deliver to Holder certificates for the proper number of Warrant Shares upon exercise of this Warrant within 10 days after the Exercise Date, and such Warrant Shares shall be deemed issued and the Holder deemed the holder of record of such Warrant Shares, for all purposes as of the opening of business on the Exercise Date, notwithstanding any delay in the actual issuance.

          (b) The Company shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares.

          (c) In the event this Warrant is partially exercised, the Company shall forthwith issue and deliver to Holder a new Warrant of like tenor to purchase that number of shares with respect to which such partial exercise did not apply.

          9.  CASHLESS EXERCISE.

          (a) RIGHT TO CONVERT. Notwithstanding anything herein to the contrary, in lieu of payment of the applicable Exercise Price, the Holder may elect to receive upon exercise of this Warrant, the number of Warrant Shares reduced by a number of shares of Common Stock having the aggregate Fair Market Value equal to the aggregate Exercise Price for the Warrant Shares.

          (b) FAIR MARKET VALUE. For purposes hereof, the Fair Market Value of a share of Common Stock is determined as follows:

               (i) If the Common Stock of the Company is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq Stock Market (National Market), the Fair Market Value shall be the last reported sale price of the Common Stock on such exchange or system on the last trading day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or system.

               (ii) If the Common Stock of the Company is not so listed or admitted to unlisted trading privileges, the Fair Market Value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc., on the last trading day prior to the date of the exercise of this Warrant.

               (iii) If the Common Stock of the Company is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the Fair Market Value shall be an amount reasonably determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

          (c)  METHOD OF EXERCISE.    This Warrant may be exercised in
accordance with the provisions of this Section 9 by the surrender of this Warrant at the principal office of the Company together with a written statement specifying that the Holder thereby intends to so exercise the Warrant. With the exception of the payment of the Exercise Price, the provisions of Section 8 hereof shall apply to any such exercise.

          10.  CALL.

          (a) CALL RIGHTS. Within 90 days after all of the Obligations with respect to the Debentures have been fully paid (the "Call Period"), the Company may purchase from the Holder all or any portion of the Warrant Shares, at a price per share equal to $3.00 (the "Call Price"), or, if the Warrants have not been exercised, may have the right to purchase warrants to acquire all or any portion of the Warrant Shares, at a price per share equal to $3.00 less the exercise price per share.

          (b) CALL PROCEDURE. The Company shall give Holder 15 days prior written notice of its intent to exercise its call rights. The call rights may then be exercised by tendering the Call Price in legal tender or by bank cashier's or certified check at the principal office of the Holder. The date on which the legal tender is thus surrendered is referred to herein as the Call Date. The Holder shall deliver this Warrant or the certificate(s) representing the shares purchased hereunder (as the case may be) within ten days after the Call Date, and such shares shall be deemed transferred to the Company for all purposes as of the opening of business on the Call Date notwithstanding any delay in the actual transfer of certificate(s). In the event that less than all of the warrants subject to this Section 10(a) hereof are called, the balance of the warrants subject to call will be promptly reissued to the Holder without the legend referencing the call rights. The call rights with respect to such warrants will terminate immediately.

          (c) LEGEND. The Company shall cause a certificate evidencing shares of Common Stock acquired pursuant to this Warrant to bear the following legend:

          THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT
          TO CERTAIN CALL PROVISIONS DESCRIBED IN THAT CERTAIN
          WARRANT GRANTED BY THE COMPANY DATED AS OF SEPTEMBER 12, 1997.

          Upon expiration of the Call Period, the Company shall cause a certificate evidencing such shares to be reissued without the above-described legend.

          11. SALE OF WARRANT OR SHARES. Neither this Warrant nor any of the Warrant Shares have been registered under the Act or under the securities laws of any state. Neither this Warrant nor any of the Warrant Shares (when issued) may be sold, assigned, transferred, pledged or hypothecated or otherwise disposed of in the absence of: (a) an effective registration statement for this Warrant or the Warrant Shares, as the case may be, under the Act and such registration or qualification as may be necessary under the securities laws of any state, or (b) an opinion of counsel reasonably satisfactory to the Company that such registration or qualification is not required. The Company shall cause a certificate or certificates evidencing all or any of the Warrant Shares issued upon exercise of the purchase rights herein prior to said registration and qualification of such shares to bear the following legend:

          THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE. THE SHARES MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY STATE, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

               12. TRANSFER. This Warrant shall be registered on the books of the Company which shall be kept at the offices of the Company for that purpose, and shall be transferable in whole or in part, but only on such books by the Holder in person or by duly authorized attorney with written notice substantially in the form of Exhibit "B" attached hereto, and only in compliance with the preceding paragraph. The Company may issue appropriate stop orders to its transfer agent to prevent a transfer in violation of the preceding paragraph.

          13. REPLACEMENT OF WARRANT. At the request of the Holder and on production of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) if required by the Company, upon reasonably satisfactory indemnification, the Company, at Holder's expense, will issue in lieu thereof a new Warrant of like tenor.

          14. INVESTMENT COVENANT. By its acceptance hereof, the Holder represents and warrants that this Warrant is, and any Warrant Shares issued hereunder will be, acquired for its own account for investment purposes, and the Holder covenants that it will not distribute the same in violation of any state or federal law or regulation.

          15. GOVERNING LAW. This Warrant shall be construed according to the laws of New York (other than its conflict of law rules).

          IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its Chief Executive Officer, and its corporate seal to be hereunto affixed and the said seal to be attested by its Secretary, as of the ___ day of September, 1997.



ATTEST:                    PICO PRODUCTS, INC.
                           a New York corporation



By:                        By:                          [Seal]
  -----------------------    --------------------------
    Gary M. Atkinson          Charles G. Emley, Jr.
                              Chairman and Chief Executive Officer

                               EXHIBIT A

                       IRREVOCABLE SUBSCRIPTION

To:  PICO PRODUCTS, INC.

     The undersigned hereby elects to exercise its right under the attached Warrant by purchasing ________________ shares of the Common Stock of PICO PRODUCTS, INC., and hereby irrevocably subscribes to such issue. The certificates for such shares shall be issued in the name of:


     ------------------------------
     (Name)

     ------------------------------
     (Address)

     ------------------------------
     (Taxpayer Number)

     and delivered to:

     ------------------------------
     (Name)

     ------------------------------
     (Address)

     The Exercise Price of $____ per share is enclosed.

     OR

     In lieu of payment of the Exercise Price, the undersigned hereby invokes the provisions of Section 9 of the Warrant.

     Date:
           ------------------


     Signed:
             ------------------------------
             (Name of Holder, Please Print)


             ------------------------------
             (Address)


             ------------------------------
             (Signature)

                                     EXHIBIT B

                                     ASSIGNMENT


     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

     --------------------------------
     (Name)

     --------------------------------
     (Address)

     the attached Warrant, together with all right, title and interest therein to purchase _____________ shares of the Common Stock of PICO PRODUCTS, INC., and does hereby irrevocably appoint _______________________ as attorney-in-fact to transfer said Warrant on the books of PICO PRODUCTS, INC., with full power of substitution in the premises.

     Done this ______ day of ____________ 19____.





                                      --------------------------------
                                            (Signature)

                                      --------------------------------
                                          (Name and title)


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                                      --------------------------------
                                                (Address)